UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 South Street, Suite 230, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

(617) 375-3006

(Registrant’s telephone number, including area code)

200 Clarendon Street, 51st Floor, Boston, MA 02116

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the registrant’s Board of Directors approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the registrant’s independent registered public accounting firm, effective May 30, 2017, as described further below. Accordingly, and in connection therewith, the registrant dismissed Grant Thornton LLP (“Grant Thornton”) as the registrant’s independent registered public accounting firm effective as of that same date.

Grant Thornton’s audit reports for the fiscal years ended June 30, 2016 and 2015 on the registrant’s consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. However, as further described below, Grant Thornton’s audit report on the effectiveness of the registrant’s internal control over financial reporting as of June 30, 2016 contained an adverse opinion. At no point during the fiscal years ended June 30, 2016 and 2015 and the subsequent interim period through May 30, 2017 were there any “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the registrant and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. The adverse opinion on the registrant’s internal control over financial reporting described further below constituted the only “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) for the registrant that occurred during the fiscal years ended June 30, 2016 and 2015 and the subsequent interim period through May 30, 2017.

The registrant’s controls over the preparation and review of its income tax provision did not operate effectively such that the registrant did not timely identify material errors in the provision for income taxes applicable to continuing operations and discontinued operations and the presentation thereof in the financial statements as of June 30, 2016 and for the year then ended. Accordingly, Grant Thornton’s audit report on the effectiveness of the registrant’s internal control over financial reporting as of June 30, 2016 contained an adverse opinion on the registrant’s internal control over financial reporting due to the effect of these material weaknesses in the registrant’s internal control over financial reporting, which are described in Item 9A. Controls and Procedures of the registrant’s Form 10-K for the fiscal year ended June 30, 2016. The Audit Committee discussed these material weaknesses in the registrant’s internal control over financial reporting with Grant Thornton and the registrant authorized Grant Thornton to respond fully to the inquiries of any successor accountant of the registrant concerning this reportable event.

The registrant provided Grant Thornton with a copy of the disclosure set forth in this Item 4.01 and requested that Grant Thornton furnish the registrant with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein, each as required by the applicable rules of the SEC. A copy of such letter is attached hereto as Exhibit 16.1 to this report.

The Audit Committee engaged Deloitte as the registrant’s new independent registered public accounting firm effective May 30, 2017 to perform independent audit services for the fiscal year ending June 30, 2017.  During the fiscal years ended June 30, 2016 and 2015 and the subsequent interim period through May 30, 2017, none of the registrant or anyone on its behalf consulted Deloitte regarding either:

▪

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the registrant’s consolidated financial statements in connection with which either a written report or oral advice was provided to the registrant that Deloitte concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

▪

any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

The exhibit index immediately following the signature page to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of June 2, 2017.

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ James D. Wheat
James D. Wheat
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
16.1	Letter dated June 2, 2017 from Grant Thornton LLP